EXHIBIT 99.2

On April 4, 2018, Braemar Hotels & Resorts Inc. ("Braemar" or the "Company") completed the acquisition of the 266-room Ritz-Carlton Sarasota Resort and a 22-acre plot of vacant land. The fair value of the Ritz-Carlton Sarasota Resort and vacant land was approximately $182.0 million. The following unaudited pro forma financial information of the Company has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisitions and related transactions occurred on the date indicated or what may result in the future.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
December 31, 2017
(in thousands, except share amounts)

	Braemar Consolidated Historical(A)	Ritz-Carlton Sarasota Resort(B)	Adjustments		Braemar Consolidated Pro Forma
Assets
Investment in hotel properties, gross	$1,403,110	$194,500	$183,670	(C) (i)	$1,586,780
			(194,500)	(C) (ii)
Accumulated depreciation	(257,268)	(98,149)	98,149	(C) (ii)	(257,268)
Investment in hotel properties, net	1,145,842	96,351	87,319		1,329,512
Cash and cash equivalents	137,522	2,328	(182,000)	(C) (i)	57,585
			2,671	(C) (iii)
			98,307	(C) (vi)
			(1,243)	(C) (vii)
Restricted cash	47,820	2,859	—		50,679
Accounts receivable, net of allowance	14,334	4,203	—		18,537
Insurance receivable	8,825	—	—		8,825
Inventories	1,425	674	—		2,099
Note receivable	8,098	—	—		8,098
Deferred costs, net	656	—	—		656
Prepaid expenses	3,670	445	—		4,115
Investment in Ashford Inc., at fair value	18,124	—	—		18,124
Derivative assets	594	—	—		594
Other assets	9,426	—	2,000	(C) (i)	11,426
Intangible assets, net	22,545	—	6,290	(C) (i)	28,835
Due from related party, net	349	—	—		349
Due from third-party hotel managers	4,589	—	—		4,589
Total assets	$1,423,819	$106,860	$13,344		$1,544,023
Liabilities and Equity
Liabilities:
Indebtedness, net	$820,959	$23,883	$(23,883)	(C) (v)	$919,266
			100,000	(C) (vi)
			(1,693)	(C) (vi)
Accounts payable and accrued expenses	56,803	12,865	—		69,668
Dividends and distributions payable	8,146	1,437	(1,437)	(C) (viii)	8,146
Due to Ashford Inc.	1,703	—	—		1,703
Due to third-party hotel managers	1,709	—	—		1,709
Intangible liability, net	3,569	—	—		3,569
Refundable membership deposits	—	18,627	(18,627)	(C) (iv)	9,960
			9,960	(C) (i)
Deferred income	—	2,700	(2,700)	(C) (ix)	—
Other liabilities	1,628	315	—		1,943
Total liabilities	894,517	59,827	61,620		1,015,964
5.50% Series B cumulative convertible preferred stock, $.01 par value, 4,965,850 shares issued and outstanding at December 31, 2017	106,123	—			106,123
Redeemable noncontrolling interests in operating partnership	46,627	—	—		46,627
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 32,120,210 shares issued and outstanding at December 31, 2017	321	—	—		321
Additional paid-in capital	469,791	47,033	(96,351)	(C) (ii)	465,848
			2,671	(C) (iii)
			18,627	(C) (iv)
			23,883	(C) (v)
			(1,243)	(C) (vii)
			1,437	(C) (viii)
Accumulated deficit	(88,807)		2,700	(C) (ix)	(86,107)
Total stockholders’ equity of the Company	381,305	47,033	(48,276)		380,062
Noncontrolling interest in consolidated entities	(4,753)	—	—		(4,753)
Total equity	376,552	47,033	(48,276)		375,309
Total liabilities and equity	$1,423,819	$106,860	$13,344		$1,544,023

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)	Represents the historical consolidated balance sheet of Braemar as of December 31, 2017, as reported in its Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 14, 2018.

(B)	Represents the historical balance sheet of the Ritz-Carlton Sarasota Resort as of December 31, 2017, as included in Exhibit 99.1 of this Current Report on Form 8-K/A.

(C)
Represents adjustments for Braemar's purchase of the Ritz-Carlton Sarasota Resort as of December 31, 2017, which includes (i) the cash consideration paid for the acquisition of the the Ritz-Carlton Sarasota Resort and the fair value of the hotel property, customer relationship intangible asset, refundable membership deposits and income guarantee (other asset) associated with the acquisition; (ii) the removal of the historical cost of the investment in hotel property of the the Ritz-Carlton Sarasota Resort; (iii) cash consideration received for the negative working capital assumed from the acquisition of the Ritz-Carlton Sarasota Resort; (iv) the removal of the historical cost of refundable membership deposits; (v) the removal of indebtedness not assumed; (vi) the cash proceeds and deferred loan costs associated with the indebtedness incurred to finance the acquisition of the Ritz-Carlton Sarasota Resort; (vii) direct and incremental transaction costs associated with the acquisition of the the Ritz-Carlton Sarasota Resort; (viii) the removal of distributions payable not assumed; and (ix) the removal of deferred income not assumed related to nonrefundable membership fees.

BRAEMAR HOTELS & RESORTS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2017
(in thousands, except share and per share amounts)

	Braemar Consolidated Historical (A)	Ritz-Carlton Sarasota Resort(B)	Adjustments		Braemar Consolidated Pro Forma
Revenue
Rooms	$286,006	$27,610	$—		$313,616
Food and beverage	96,415	22,573	—		118,988
Other	31,484	13,260	(1,120)	(C) (i)	43,624
Total hotel revenue	413,905	63,443	(1,120)		476,228
Other	158	—	—		158
Total revenue	414,063	63,443	(1,120)		476,386
Expenses
Hotel operating expenses:
Rooms	65,731	7,096	—		72,827
Food and beverage	68,469	15,765	—		84,234
Other expenses	122,322	22,976	—		145,298
Management fees	15,074	2,524	—		17,598
Total hotel operating expenses	271,596	48,361	—		319,957
Property taxes, insurance and other	21,337	1,325	419	(C) (ii)	23,081
Depreciation and amortization	52,262	6,416	1,502	(C) (iii)	60,180
Impairment charges	1,068	—	—		1,068
Advisory services fee	9,134	—	—		9,134
Contract modification cost	5,000	—	—		5,000
Transaction costs	6,678	—	(27)	(C) (iv)	6,651
Corporate general and administrative	8,146	—	—		8,146
Total operating expenses	375,221	56,102	1,894		433,217
Operating income (loss)	38,842	7,341	(3,014)		43,169
Interest income	690	—	—		690
Gain (loss) on sale of hotel property	23,797	—	—		23,797
Other income (expense)	(377)	—	(902)	(C) (viii)	(1,279)
Interest expense and amortization of premiums and loan costs	(38,937)	(801)	(3,301)	(C) (v)	(43,039)
Write-off of loan costs and exit fees	(3,874)	—	—		(3,874)
Unrealized gain (loss) on investment in Ashford Inc.	9,717	—	—		9,717
Unrealized gain (loss) on derivatives	(2,056)	—	—		(2,056)
Income (loss) before income taxes	27,802	6,540	(7,217)		27,125
Income tax (expense) benefit	522	—	(456)	(C) (vi)	66
Net income (loss)	28,324	6,540	(7,673)		27,191
(Income) loss from consolidated entities attributable to noncontrolling interests	(3,264)	—	—		(3,264)
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	(2,038)	—	130	(C) (vii)	(1,908)
Net income (loss) attributable to the Company	23,022	6,540	(7,543)		22,019
Preferred dividends	(6,795)	—	—		(6,795)
Net income (loss) available to common stockholders	$16,227	$6,540	$(7,543)		$15,224
Income (loss) per share – basic:
Net income (loss) attributable to common stockholders	$0.52				$0.49
Weighted average common shares outstanding—basic	30,473				30,473
Income (loss) per share – diluted:
Net income (loss) attributable to common stockholders	$0.51				$0.48
Weighted average common shares outstanding—diluted	34,706				34,706

Dividends declared per common share	$0.64				$0.64

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(A)
Represents the historical consolidated statement of operations of Braemar for the year ended December 31, 2017, as reported in its Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 14, 2018.

(B)	Represents the historical consolidated statement of operations of the Ritz-Carlton Sarasota Resort for the the year ended December 31, 2017, as reported in this Current Report on Form 8-K/A.

(C)
Represents adjustments for Braemar’s purchase of the the Ritz-Carlton Sarasota Resort for the year ended December 31, 2017, which include; (i) an adjustment for the removal of revenue associated with non-refundable membership fees (ii) an adjustment related to amortization of customer relationship intangible asset associated with the acquisition of the Ritz-Carlton Sarasota Resort; (iii) adjustment to the depreciation expense based on Braemar's new cost basis in the acquired hotel. The estimated useful lives are 39 years for buildings, 4.8 years for land improvements and 3.5 years for furniture, fixtures and equipment; (iv) elimination of nonrecurring transaction costs incurred by the Company associated with the acquisition of the Ritz-Carlton Sarasota Resort; (v) an adjustment to reflect the interest expense associated with theindebtedness incurred to finance the acquisition of the Ritz-Carlton Sarasota Resort; (vi) adjustment to income tax benefit to reflect total income tax benefit as if the consolidated group filed its tax returns including the Ritz-Carlton Sarasota Resort; (vii) an adjustment to net income attributable to redeemable noncontrolling interests in operating partnership for the incremental operating results of the Ritz-Carlton Sarasota Resort; and (viii) an adjustment to reflect the present value accretion expense related to the refundable membership deposits.